Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350

In connection with the Annual Report of MyStarU.com, Inc. (the “Company”) on Form 10-K for the year ended September 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Form 10-K”), I, Alan R. Lun, CEO, and President of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1. The Form 10-K fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and;

2. The information contained in the Form 10-K fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: January 13, 2009

/s/ Alan R.. Lun
Alan R. Lun, Chief Executive Officer and President